EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 26, 2000, included in this Annual Report on Form 11-K for the year ended December 31, 2000, into the previously filed Form S-8 Registration Statement. (File No. 33-89934.)

ERNST & YOUNG LLP

Houston, Texas
June 27, 2001